Exhibit 99

Heinz Reports Excellent First-Quarter Results with 15% Sales Growth;
EPS Rises 14% to $0.72

FIRST-QUARTER HIGHLIGHTS

  Record Organic Sales Growth of 10% (Volume plus price)
  Volume Grew 5% Driven Largely by Innovation and Health & Wellness Products
  Sales in Emerging Markets Surged 36%
  Operating Income up 7% to $392 Million
  Net Income and EPS Rise 11% and 14% Respectively

PITTSBURGH--(BUSINESS WIRE)--H. J. Heinz Company (NYSE:HNZ) announced today that the Company achieved excellent first-quarter results as sales rose 14.9% and earnings per share increased 14.3% to $0.72. The superior growth was fueled by double-digit sales growth in North America and Europe, 35.8% sales growth in Emerging Markets and almost 30% growth in Heinz’s Infant/Nutrition category. Record organic sales growth was evenly balanced between volume (+5.0%) and net pricing (+5.2%).

Heinz Chairman, President, and CEO William R. Johnson said, “Heinz is off to a strong start in the fiscal year, with excellent growth in first-quarter sales, operating income and EPS. We achieved record organic sales growth, reflecting the strength of our Top 15 brands, dynamic growth in our Emerging Markets, higher marketing investments and benefits from increased focus on products for healthier lifestyles.”

As a result of the outstanding first quarter, Heinz raised its Fiscal 2009 EPS expectations to the upper half of its previously announced range of $2.83 to $2.91. The new EPS range is projected to be $2.87 to $2.91.

“As our strong performance in the first quarter demonstrates, Heinz is on track to deliver another year of impressive growth,” Johnson said.

Sales of the Company’s Top 15 brands grew 16.6% in the first quarter, led by 16% growth in the global Heinz® brand, 35% growth in Ore-Ida®, 13% growth in Smart Ones® and 44% growth in ABC®. The robust sales growth in Emerging Markets (Russia, Poland, the Czech Republic, Indonesia, China, India, South Africa, the Middle East and Latin America) was driven by higher sales of ABC® syrup in Indonesia, nutritional beverages in India, Pudliszki® sauces and ready meals in Poland and higher pricing on numerous products in Russia and Latin America. Heinz introduced many exciting new products in the quarter, led by the successful U.S. launches of Ore-Ida® Steam n’ Mash™ frozen potatoes and Smart Ones® Morning Express™ breakfast sandwiches and quesadillas. Sales of Weight Watchers® Smart Ones® and Weight Watchers® from Heinz® brands rose 11% overall reflecting the increased contribution from the Company’s line of health & wellness initiatives. Foreign exchange contributed four percentage points to overall sales growth in the quarter.

First-quarter operating income increased 7% to $392 million, driven by strong sales, volume, net pricing and productivity, partially offset by a significant rise in market prices for commodity costs, fuel-related increases in delivery costs and investments in global task forces. Net income rose 11.5%, reflecting higher operating income, lower net interest expenses and a tax rate of 28.7% (up 210 basis points from Q1 last year).

On May 29, 2008, Heinz announced a two-year growth plan with annualized targets for:

  Sales growth of 6% +;
  Increases in consumer marketing of 8-12%;
  Operating income growth of 6-7%;
  Earnings per share growth of 8-11%; and
  Operating free cash flow (cash from operations less capital expenditures net of proceeds from disposals of property, plant and equipment) of approximately $850 million per year.

FIRST-QUARTER MARKETING HIGHLIGHTS

Heinz brands achieved impressive growth worldwide, supported by the Company’s 13% increase in marketing and 17% increase in R&D.

  Ore-Ida, the No. 1 brand of U.S. frozen potatoes, introduced Steam n’ Mash™ microwaveable potatoes in the first quarter. This innovative new product eliminates the time-consuming work of scrubbing, peeling and chopping potatoes. Consumers simply steam the potatoes in the microwave and then add what they want to customize the recipe.
  Heinz also launched T.G.I. Friday’s™ Skillet Meals in the U.S. These new creative meal solutions provide a simple cooking experience with restaurant-inspired ingredients, recipes and varieties.
  In Canada, Heinz® Ketchup achieved a record value share of 83.5%, reflecting the success of new varieties and packaging innovations such as Heinz Easy Squeeze and Fridge Door Fit bottles.
  In Europe, Heinz rolled out attractive new plastic bottles for Heinz® Ketchup in more than 33 markets, backed by a “Grown, Not Made™” advertising message built on the Company’s unique tomato heritage.
  In the UK, Heinz soup achieved a record value market share in the quarter of 63.5%.
  In Australia, Heinz launched Heinz Mix & Match®, an innovative product that enables consumers to personalize their meals with a mix of delicious vegetables, chicken and seasonings.
  In India, Heinz introduced Complan® Saffron Almond, an exciting new nutritional drink that offers superior quality and taste.

FIRST QUARTER SEGMENT HIGHLIGHTS

North American Consumer Products

Sales of the North American Consumer Products segment increased almost 12%. Volume increased 4.7%, driven largely by Smart Ones® frozen entrees and Ore-Ida® frozen potatoes. The Smart Ones® brand increase reflected the successful launch of new product introductions like Fruit Inspirations™, Anytime Selections™ and Morning Express™. Ore-Ida® brand growth was driven by new products like Steam n’ Mash™, combined with the carry-over impact of price increases taken during the fourth quarter of Fiscal 2007. Volume also benefited from the introduction of Heinz® Nurture™ infant formula in Canada and strong performance in Heinz® gravy. Net price improved 5.6% reflecting price increases across the majority of the product portfolio over the last year in order to help offset significant commodity cost increases. Favorable Canadian exchange translation rates increased sales 1.3%.

Operating income increased 10%, due largely to the sales increase. Benefits from higher volume, increased pricing and productivity improvements were partially offset by increased commodity costs and increased selling and distribution costs due to higher volume and fuel costs.

Europe

Heinz Europe sales increased 20%. Volume increased 6.4%, principally due to new product introductions and increased promotional activity in the UK and Continental Europe. Volume increases were achieved on Heinz® Ketchup across Europe, Heinz® Beans and salad cream in the UK, Pudliszki branded products in Poland, and Italian infant nutrition. Net pricing increased 4.3% driven by Heinz® Ketchup, beans and soup, broad-based increases in our Russian market, convenience meals in the Netherlands and Italian infant nutrition products, partially offset by increased promotional spending in the UK. Acquisitions, net of divestitures, increased sales 1.2%, primarily due to the acquisition of the Wyko® sauce business in the Netherlands at the end of Fiscal 2008. Favorable foreign exchange translation rates increased sales by 8%.

Operating income increased 13%, reflecting the sales increase and favorable foreign exchange, partially offset by increased commodity and fuel costs and higher manufacturing costs in the UK. General and administrative expenses increased reflecting task force spending including expenses related to systems implementation.

Asia/Pacific

Heinz Asia/Pacific sales increased 23% with impressive volume growth of 10%. The strong growth reflects significant improvements in ABC® syrup in Indonesia, aided by the timing of the Ramadan holiday and increased consumer demand. In addition, volume increases were achieved in Cottee's® branded condiments in Australia, beverage sales in India and Heinz® branded infant nutrition in China. Pricing increased 5.6%, due to increases on ABC® sauces and syrup in Indonesia, convenience meals in Australia and nutritional beverages in India. This pricing helped offset continuing increases in commodity and fuel costs. Acquisitions increased sales 1.8%, and favorable exchange translation rates increased sales by 5.8%.

Operating income increased 30%, due to increased volume, pricing and foreign exchange translation rates, partially offset by increased commodity costs, higher marketing spending and increased selling and distribution costs.

U.S. Foodservice

Sales of the U.S. Foodservice segment decreased 2.8%. Pricing increased sales 1.5%, largely due to increases on Heinz® Ketchup, portion control condiments and tomato products, partially offset by increased promotional spending. Volume decreased by 4.3%, as higher volume on frozen desserts was more than offset by declines in ketchup, portion control products, soup and appetizers. The volume reflects reduced restaurant foot traffic, the elimination of lower-margin products and customers, as well as increased competition on non-branded products.

Operating income decreased 43% due to higher commodity costs and lower volumes. The Company continued to simplify its U.S. Foodservice business with the closure of a manufacturing plant in Dallas and the sale of a small non-core portion control business.

Rest of World

Sales for Rest of World increased a robust 36%. Volume increased 12.6% driven by strong performances in Latin America and the Middle East businesses. Higher pricing increased sales by 24.6%, largely due to price increases and reduced promotions in Latin America as well as commodity-related price increases in South Africa and the Middle East. Foreign exchange translation rates decreased sales 0.9%.

Operating income increased 25%, due mainly to increased pricing and higher volume, partially offset by increased commodity costs.

MEETING WITH SECURITIES ANALYSTS – INTERNET BROADCASTS

Heinz will host an investor and analyst call today at 8:30 a.m. (Eastern Time). The call will be webcast live on www.heinz.com and will be archived for playback. Participants (institutional investors and analysts) call (800) 933-5758. Listen only for media on (800) 955-1760. Slides will be available for this call on www.heinz.com.

The conference call will be hosted by Art Winkleblack – Executive Vice President and Chief Financial Officer; Ed McMenamin, Senior Vice President – Finance and Corporate Controller; and Margaret Nollen – Vice President, Investor Relations.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company's Form 10-K for the fiscal year ended April 30, 2008.

The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

About Heinz

H. J. Heinz Company, offering “Good Food Every Day” is one of the world’s leading marketers and producers of healthy and convenient foods specializing in ketchup, sauces, meals, soups, snacks and infant/nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® frozen entrees, Boston Market® meals, T.G.I. Friday’s® frozen snacks, and Plasmon® infant nutrition. Heinz is famous for its iconic brands on five continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®. More information on Heinz is available at www.heinz.com.

H. J. Heinz Company and Subsidiaries
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)

	First Quarter Ended
	July 30, 2008	August 1, 2007
	FY2009	FY2008

Sales	$2,583,208	$2,248,285
Cost of products sold	1,649,072	1,409,885

Gross profit	934,136	838,400

Selling, general and administrative expenses	541,872	471,746

Operating income	392,264	366,654

Interest income	11,428	12,881
Interest expense	74,605	91,230
Other expense, net	(8,024)	(8,590)

Income before income taxes	321,063	279,715

Provision for income taxes	92,099	74,421

Net income	$228,964	$205,294

Net income per common share - diluted	$0.72	$0.63

Average common shares outstanding - diluted	316,801	325,477

Net income per common share - basic	$0.73	$0.64

Average common shares outstanding - basic	312,022	320,818

Cash dividends per share	$0.415	$0.38

(Totals may not add due to rounding)

H. J. Heinz Company and Subsidiaries
Segment Data

	First Quarter Ended
	July 30, 2008	August 1, 2007
(In thousands)	FY2009	FY2008
Net external sales:
North American Consumer Products	$741,182	$664,672
Europe	918,191	766,017
Asia/Pacific	457,813	371,345
U.S. Foodservice	353,413	363,668
Rest of World	112,609	82,583
Consolidated Totals	$2,583,208	$2,248,285

Operating income (loss):
North American Consumer Products	$168,108	$152,410
Europe	156,740	138,395
Asia/Pacific	66,519	51,251
U.S. Foodservice	24,940	43,549
Rest of World	12,650	10,151
Non-Operating	(36,693)	(29,102)
Consolidated Totals	$392,264	$366,654

The company's revenues are generated via the sale of products in the following categories:

Ketchup and Sauces	$1,098,585	$971,842
Meals and Snacks	1,058,163	944,822
Infant/Nutrition	309,466	238,950
Other	116,994	92,671
Total	$2,583,208	$2,248,285

H. J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated August 21, 2008:

Sales Variances

The following table illustrates the components of the change in net sales versus the prior year for each of the five reported business segments.

	First Quarter ended July 30, 2008
	Volume	+	Price	=	Organic Sales Growth (a)	+	Foreign Exchange	+	Acquisitions/ Divestitures	=	Total Net Sales Change
Segment:
North American Consumer Products	4.7%		5.6%		10.3%		1.3%		0.0%		11.5%
Europe	6.4%		4.3%		10.7%		8.0%		1.2%		19.9%
Asia/Pacific	10.2%		5.6%		15.8%		5.8%		1.8%		23.3%
U.S. Foodservice	(4.3%)		1.5%		(2.8%)		0.0%		0.0%		(2.8%)
Rest of World	12.6%		24.6%		37.2%		(0.9%)		0.0%		36.4%
Consolidated Totals	5.0%		5.2%		10.2%		4.0%		0.7%		14.9%

(Totals may not add due to rounding)

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.

CONTACT:
H. J. Heinz Company
Media:
Ted Smyth, 412-456-5780
Michael Mullen, 412-456-5751
michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048